SOURCE:  Internet Stock Market Resources, Inc.

Internet Stock Market Resources, Inc. Announces The Signing Of In-Sports International, Inc. As New Client

ST. PETERSBURG, Fla., Dec. 16, PRNewswire -- Internet Stock Market Resources, Inc. is announcing the addition of In-Sports International, Inc. (OTC Bulletin Board: IRTN) as the newest client to join ISMR's services.

In-Sports International, Inc. (IRTN) makes, custom designs and installs synthetic grass for day care centers, residential and commercial lawns and parks and recreation areas with a special emphasis on golf driving ranges and putting greens. The company's primary product is PERMA GRASS. The company's synthetic grass product for athletic fields is called IN-SPORTS TURF.

IN-SPORTS TURF is the "state of the art" athletic field surface, which combines the finest safety and durability features in the industry with the look and feel of natural grass, and represents the first significant change in synthetic athletic surfaces since artificial turf came on the scene 30 years ago in Houston, TX.

To receive investor information please contact: In-Sports International, Inc. Sam Serritella, 201-462-0031. For online investor information go to http://www.internetstockmarket.com/corpprof/i/irtn.html

To receive updates on ISMR's Emerging Companies subscribe at http://www.internetstockmarket.com/listed/inquiry.html

Internet Stock Market Resources, Inc. (OTC BB: ISMR) is an information exchange and web destination of choice for investors, researchers, analysts, brokers, media, etc. to obtain rapid up-to-date information on publicly traded companies. All information is supplied by the companies upon becoming a member of ISMR and paying necessary fees to ISMR. Stock information and related financial material is included by ISMR at no extra charge.

Internet Stock Market Resources, Inc., herewith states that no other company mentioned in this release is related to In-Sports International, Inc., nor is any company mentioned in this release related to Internet Stock Market Resources, Inc. except through normal business relationships. For information regarding Internet Stock Market Resources, Inc., contact: Budd Morris, Pres.
Ph: 727.896.9696 or e-mail morrisb@internetstockmarket.com
Web Site: http://www.internetstockmarket.com

SAFE HARBOR -- Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in the future periods to differ materially from forecasted results.